Exhibit 99.1
 Q2 2022  MANAGEMENT DISCUSSION OF FINANCIAL RESULTS

 2  Today’s presentation will include statements, other than historical results, that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended.  These statements reflect our expectations or estimates based on the information we have today but are not guarantees or predictions of future performance.  They involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, and which may cause actual results to differ materially from the statements contained in this presentation.  You are cautioned not to put undue reliance on these forward-looking statements.  The Company assumes no obligation to update or otherwise revise these forward-looking statements, except as required by law.  FORWARD-LOOKING STATEMENTS

 3  Financial Snapshot – 2022 Q2  2022  SALES  GROSS MARGIN  PROFIT  BALANCE SHEET  SHARE BUY-BACKS  $18.4MM  (0.8%) vs 2021  57.0%  ($0.7MM) operating loss  ($0.1MM) adjusted EBITDA(1)  $5.6MM cash  $40.1MM inventory  no debt  360k shares  4.2% of total shares  $5.00 average price per share  Year-to-date  $38.9MM  (2.6%) vs 2021  57.7%  $0.1MM operating income  $1.5MM adjusted EBITDA(1)

 4  Sales  Q2 2022  2022 Q2 sales were down less than 1% versus Q2 of 2021, an improvement in trend over the first quarter. However, the retail environment remains challenging.  (0.8%)  (2.6%)  RETAIL  ECOMMERCE  COMMERCIAL  73%  19%  8%  73%  20%  7%

 5  Gross Profit  Q2 2022  Q2 gross profit came in 6.9% below Q2 of 2021 due to slightly lower sales and significantly lower margin rate.   (6.9%)  (4.4%)

 6  Profitability  Q2 2022  Profitability in 2022 has been affected by soft sales, gross margin impacts, and higher operating costs associated mostly with the tight labor market.

Q2 2022 MANAGEMENT DISCUSSION

Tandy Highlights

Since 1919, Tandy Leather has been the leading supplier of quality leather, machines, tools, kits and instructional resources for generations of hobbyists and trade craftspeople making a living selling leatherwork.

LARGE & GROWING MARKET

$40B global craft market

$500MM leathercrafting market

Growing at 8%

MARKET LEADER

17% share in fragmented market

Heritage brand

MULTI-CHANNEL DISTRIBUTION

104* Retail Stores

Global Ecommerce

Commercial Division

CAPABLE TEAM

Transformed business

Completed restatement

Managed through COVID

Long-term plan to $100MM+/$15MM

STRONG FINANCIAL POSITION

$5.6MM net cash

$40MM inventory

$13-15MM real estate

No debt

*July 2022

Tandy Leather Factory, Inc.
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Q2 2022 MANAGEMENT DISCUSSION

Future Roadmap

We have a roadmap to $100MM+ in sales and $15MM in operating income – and we have a plan to get there.

CORE BUSINESS

OPTIMIZE RETAIL FLEET


@powderriverleather

FOCUS ON TEACHING



PILOT NEW FORMATS



PRODUCT IMPROVEMENTS


TandyPro
HEAT IMPRINTER
@legacybrandleather

GROW COMMERCIAL



NEW OPPORTUNITIES

4 KEY GROWTH INITATIVES

Tandy is positioned to bring new customers into the craft and expand the leathercrafting category.

YOUTH CRAFTING



ART THERAPY



CHAIN WHOLESALE



INTERNATIONAL



Tandy Leather Factory, Inc.
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9  Key Principles  Disciplined Capital Allocation  Conservative Balance Sheet  Focus on Long-Term Shareholder Value  Financial  Focus on Consumer Proposition  Build Durable Business Foundation  Remain Nimble  Operating

 10  Questions & Discussion

 11  (1)Non-GAAP Reconciliation  @duckandchick